Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$670,643
Unrealized Gain (Loss) on Market Value of Commodity Futures	(1,176,564)
Dividend Income	202
Interest Income	257
ETF Transaction Fees	700
Total Income (Loss)	$(504,762)

Expenses
General Partner Management Fees	$10,900
Professional Fees	8,867
Brokerage Commissions	386
Directors' Fees and insurance	1,114
NYMEX License Fee	218
Total Expenses	21,485
Expense Waiver	(8,406)
Net Expenses	$13,079
Net Income (Loss)	$(517,841)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/21	$15,931,753
Additions (150,000 Shares)	2,198,277
Net Income (Loss)	(517,841)

Net Asset Value End of Month	$17,612,189
Net Asset Value Per Share (1,250,000 Shares)	$14.09

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596